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                                                                       EXHIBIT 5


                      CURTIS, MALLET-PREVOST, COLT & MOSLE









                                              August 28, 1996


The DII Group, Inc.
6273 Monarch Park Place
Suite 200
Niwot, Colorado  80503

Gentlemen:

                  We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of 1,010,964 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon exercise of options pursuant to the Orbit Semiconductor, Inc. 1994 Stock Incentive Plan, KMOS Semiconductor, Inc. 1989 Stock Option Plan, and KMOS Semiconductor, Inc. 1990 Non Qualified Stock Option Plan (the "Plans") assumed by the Company pursuant to the merger of DII Merger Corp. with and into Orbit Semiconductor, Inc. and covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  In connection herewith, we have examined the Restated Certificate of Incorporation, the Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

                  Based upon such examination, it is our opinion that the shares of Common Stock proposed to be sold or issued by the Company, when sold or issued pursuant to the Plans and the resolutions of the Board of Directors of the Company (and the Compensation Committee thereof) authorizing the same, will be legally issued, fully paid and non-assessable.


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                                                           The DII Group, Inc.
                                            Page 2         August 28, 1996



                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                Very truly yours,

                                /s/ Curtis, Mallet-Prevost, Colt & Mosle
                                ----------------------------------------
                                  Curtis, Mallet-Prevost, Colt & Mosle